EXHIBIT 99.1

To:

Basanite Board of Directors

From:

Vincent L. Celentano

Date:

January 24, 2019

Subject:

Resignation from Basanite, Inc. Board of Directors

Effective January 24, 2019, please accept this letter as my resignation from Basanite, Inc.’s Board of Directors, as well as any and all positions related to Basanite’s subsidiaries.  There are no disagreements between me and the Company or its Board of Directors, nor are there any disagreements between me and the Company’s outside auditors.

Thank you,

/s/ Vincent L Celentano

Vincent L. Celentano